SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Delaware Investments Dividend and Income Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________
2) Form, Schedule or Registration Statement No.:
____________________________________________________________
3) Filing Party:
____________________________________________________________
4) Date Filed:
____________________________________________________________

Delaware Investments Dividend and Income Fund, Inc.

IMPORTANT NOTICE:

It’s YOUR investment.
Please exercise your right to vote as soon as possible!

Dear Shareholder:

The vote to approve new sub-advisory agreements on behalf of the Fund (Proposal 3) has been adjourned until September 20, 2019. Approval of these sub-advisory agreements would allow the Fund’s portfolio managers to take advantage of investment expertise and trading assistance from affiliated sub-advisers at no additional cost to the Fund or Fund shareholders.

The Fund shareholders who have voted so far have overwhelmingly supported Proposal 3.  We are sending you this reminder because you held shares in the Fund on the record date and we have not yet received your vote.

YOUR FUND’S BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" PROPOSAL 3

YOUR VOTE IS VERY IMPORTANT
VOTING NOW HELPS MINIMIZE PROXY COSTS, AVOIDS UNNECESSARY COMMUNICATIONS WITH SHAREHOLDERS AND ELIMINATES PHONE CALLS

Please vote using one of the following options:

1.	VOTE ONLINE
Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE
Call the toll-free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL
Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage-paid envelope.

A copy of the related proxy statement can be viewed or downloaded from https://www.delawarefunds.com/ceproxy. If you have any questions regarding Proposal 3, or need assistance with voting, please call Computershare Fund Services, the Fund’s proxy solicitor, toll-free at 1-888-456-7566.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

ADJ11_30735_P26810